UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2016

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On August 4, 2016, Fluidigm Corporation announced the appointment of Stephen Christopher Linthwaite, age 45, as our President and Chief Operating Officer, effective as of August 1, 2016. Mr. Linthwaite reports to Gajus V. Worthington, who continues to serve as our Chief Executive Officer.

From August 2003 to April 2016, Mr. Linthwaite held various managerial positions at Thermo Fisher Scientific Inc., a life sciences company, and, prior to its acquisition by Thermo Fisher, at Life Technologies Corporation, a life sciences company, including President, Genetic Sciences Division, from December 2014 to April 2016, President, Genetic Analysis Platform, from September 2011 to December 2014, and various other managerial positions at Invitrogen prior to the creation of Life Technologies (a merger of Invitrogen and Applied Biosystems). Prior to joining Invitrogen, Mr. Linthwaite held various strategic consulting roles. Mr. Linthwaite served on the board of directors of Claritas Genomics, Inc. from December 2014 to April 2016. Mr. Linthwaite received a M.B.A. from the University of Virginia (Darden) School of Business, and a B.A. in Foreign Affairs from the University of Virginia. Prior to business school, Mr. Linthwaite served on active duty in the U.S. Army as an armor officer.

Compensation Arrangements

Under the terms of his offer letter dated July 14, 2016, Mr. Linthwaite will receive a base salary of $450,000 per year. Mr. Linthwaite will also participate in our previously disclosed Executive Bonus Plan. Subject to the terms and conditions of the Executive Bonus Plan and subject to satisfaction of performance objectives established by our compensation committee for the 2016 corporate performance period, Mr. Linthwaite’s target bonus for 2016 will equal 60% of his 2016 base salary.

In addition, in connection with his employment, we have agreed to grant Mr. Linthwaite an option to purchase 140,000 shares of our common stock and restricted stock units with respect to 14,000 shares of common stock in each case pursuant to our 2011 Equity Incentive Plan. The shares subject to the option award will be scheduled to vest as follows, subject to Mr. Linthwaite’s continued service through the applicable vesting date: 25% of the shares will vest on August 1, 2017 and the balance of the shares will vest ratably over the 36 months thereafter, such that the option will be fully vested on August 1, 2020. Subject to his continued service, the RSU award will fully vest if certain performance conditions established by our compensation committee are met.

We have also entered into an employment and severance agreement, or severance agreement, with Mr. Linthwaite that provides benefits in connection with a termination of employment under specified circumstances, including certain terminations following or shortly prior to a change of control (as defined in the severance agreement). Under the terms of the severance agreement, if we terminate Mr. Linthwaite without “cause” or Mr. Linthwaite terminates for “good reason” during the period more than 90 days prior to a change of control or more than 12 months after a change of control, he will be entitled to receive a severance payment equal to 12 months of his then-current base salary and his annual bonus at the target level of achievement. For purposes of a termination by Mr. Linthwaite during this period, “good reason” includes our appointing a new chief executive officer (other than Mr. Linthwaite) during the first 24 months of his employment.

In addition, in the case of a termination by us for “cause” or a termination by Mr. Linthwaite for “good reason” during the period beginning 90 days prior to a change of control and ending twelve months after a change of control, Mr. Linthwaite will be entitled to receive the cash severance payments described above, except that the amount of the applicable payment will be determined based on the greater of his base salary and target bonus at the time of the change of control and such amounts as in effect at the time of termination. In addition, for purposes of a qualifying termination within the change of control protection period, equity incentive awards held by Mr. Linthwaite will fully vest.

A termination by us for “cause” or a termination by Mr. Linthwaite for “good reason,” whether occurring within or outside the change of control protection period, will also entitle Mr. Linthwaite to reimbursement for up to twelve months of his costs and expenses associated with maintaining benefits under our medical, dental, vision, and similar benefit plans.

If Mr. Linthwaite’s employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he will not entitled to receive severance benefits. Receipt of severance benefits under the severance agreement is subject to Mr. Linthwaite’s executing and not revoking a release of claims in a standard form acceptable to us.

A copy of the press release dated August 4, 2016 announcing Mr. Linthwaite’s appointment as our President and Chief Operating Officer is attached hereto as Exhibit 99.1. The summary descriptions of Mr. Linthwaite’s offer letter and severance agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of the offer letter and severance agreement, which we intend to file with the Securities and Exchange Commission with our Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

Other Matters

In addition, we have entered into our standard form of indemnification agreement with Mr. Linthwaite. The form indemnification agreement was filed with the Securities and Exchange Commission on January 28, 2011 as Exhibit 10.1 to our Registration Statement on Form S-1/A and is incorporated herein by reference. Other than the indemnification agreement described in the preceding sentence, Mr. Linthwaite has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Linthwaite and any of our directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated August 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: August 4, 2016	By:	/s/ Vikram Jog
Vikram Jog
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated August 4, 2016.